UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 23, 2016

Proteostasis Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-37695	20-8436652
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Technology Square, 4th Floor Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 225-0096

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Amendment to Collaboration Agreement

On May 23, 2016, Proteostasis Therapeutics, Inc. (the “Company”) entered into a fourth amendment (the “Amendment”), effective as of January 31, 2016 (the “Effective Date”), by and between the Company and Astellas Pharma Inc. (“Astellas”), to the Collaboration and License Agreement, dated November 4, 2014 and subsequently amended on May 1, 2015, August 5, 2015, and December 1, 2015, by and between the Company and Astellas.

The Amendment provides for the Company to conduct certain additional experiments approved by a joint review committee (the “Additional Experiments”). Pursuant to the terms of the Amendment, the first $1,000,000 needed to fund the Additional Experiments is to be borne by Astellas and the Company is responsible for any additional costs. The Amendment also extends the deadline for Astellas to determine whether to continue funding certain ongoing projects until July 31, 2016 (the “Deadline”). In addition, the Amendment suspends Astellas’ obligation to pay for certain personnel and other research expenses during the period from the Effective Date through the Deadline.

Consulting Agreement

On May 25, 2016, the Company entered into a letter agreement (the “Agreement”) with Stelios Papadopoulos pursuant to which the Company engaged Dr. Papadopoulos to serve as a consultant to the Company. Under the terms of the Agreement, Dr. Papadopoulos, an industry expert and advisor to the board of directors of the Company, agreed to provide ongoing consulting services to the Company. The term of the Agreement ends on April 1, 2019 unless earlier terminated by either party (the “Term”).

Pursuant to the terms of the Agreement, Dr. Papadopoulos is entitled to receive a consulting fee of up to $2,520,000 (the “Total Retainer”), to be paid in equal installments of $210,000 per quarter (each a “Quarterly Installment”). Each Quarterly Installment is payable, in the Company’s sole discretion, (i) in cash, or (ii) in shares of Company common stock, or (iii) by any combination of the foregoing.

In addition, if during the Term or the twelve (12) month period following the Term, the Company enters into a consolidation, merger, business combination, reorganization, restructuring or similar transaction (each a “Transaction”) or a definitive agreement pursuant to which a Transaction will be consummated, following the closing of any such Transaction, Dr. Papadopoulos will receive a fee equal to one percent (1%) of the aggregate value of such Transaction. In the event a Transaction is consummated during the Term of the Agreement, Dr. Papadopoulos is also entitled to receive the unpaid portion of the Total Retainer.

The foregoing descriptions of the Amendment, the Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of such agreements, copies of which are filed herewith as exhibits 10.1 and 10.2, respectively.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Amendment No. 4 to Collaboration and License Agreement, by and between the Registrant and Astellas Pharma Inc., entered into on May 23, 2016 (effective as of January 31, 2016).

10.2	Consulting Agreement, by and between the Registrant and Stelios Papadopoulos, dated May 25, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2016	Proteostasis Therapeutics, Inc.

	By:	/s/ Meenu Chhabra
Meenu Chhabra
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment No. 4 to Collaboration and License Agreement, by and between the Registrant and Astellas Pharma Inc., entered into on May 23, 2016 (effective as of January 31, 2016).

10.2	Consulting Agreement, by and between the Registrant and Stelios Papadopoulos, dated May 25, 2016.